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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77566) and the incorporation by reference in the Registration Statement on Form S-8 (No. 33-77232) of Reunion Resources Company of our report dated March 27, 1996 appearing on page F-2 on this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

PRICE WATERHOUSE LLP

Stamford, Connecticut
March 27, 1996